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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE                                CONTACT:EDWARD F. CRAWFORD
                                                     PARK-OHIO HOLDINGS CORP.
                                                     (216) 692-7200

                   PARK-OHIO'S ADVANCES IN FIRST QUARTER 2003
                   ------------------------------------------

         CLEVELAND, OHIO, May 7, 2003 -- Park-Ohio Holdings Corp. (NASDAQ:PKOH), today announced results for its first quarter ended March 31, 2003.

         Park-Ohio reported net income of $2.4 million or $.22 per share dilutive for the first quarter of 2003, compared to income in the first quarter of 2002 of $.1 million or $.01 per share dilutive before cumulative effect of accounting change. Park-Ohio reported net sales of $154.9 million for the first quarter of 2003 compared to net sales of $153.8 million one year earlier.

         Edward F. Crawford, Chairman and Chief Executive Officer, stated, "We continue to improve our performance with modest assistance on the revenue side."

         First Quarter Business Segment Performance

         ILS segment operating income increased by $.4 million or 7%, to $5.8 million, despite a sales decrease of 4%, or $3.4 million, to $92.4 million.

         Aluminum Products segment operating income increased by $1.5 million, or 69%, to $3.6 million, despite a sales decrease of 9%, or $2.4 million to $24.0 million.

         Manufactured Products segment operating income increased by $.6 million to $1.1 million on a sales increase of 22% or $6.8 million to $38.5 million.

         A conference call reviewing Park-Ohio's year-end results will be broadcast live over the Internet on Thursday, May 8, commencing at 10:00 a.m. EDT. Simply log on to http://www.firstcallevents.com/service/ajwz381517626gf12.html.

         Park-Ohio is a leading provider of supply chain logistics services, and a manufacturer of highly engineered products for industrial original equipment manufacturers. Headquartered in Cleveland, Ohio, the Company operates 23 manufacturing sites and 35 supply chain logistics facilities.

         This news release contains forward-looking statements that are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the key factors that could cause actual results to differ materially from expectations are the cyclical nature of the vehicular industry, timing of cost reductions, labor availability and stability, changes in economic and industry conditions, adverse impacts to the Company, its suppliers and customers from acts of terrorism or hostilities,
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the uncertainties of environmental, litigation or corporate contingencies, and changes in regulatory requirements. These and other risks and assumptions are described in the Company's reports that are available from the United States Securities and Exchange Commission. The Company assumes no obligation to update the information in this release.


                                     -more-

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           CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
                    PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
                      (In Thousands, Except per Share Data)


                                                                                   Three Months Ended
                                                                                        March 31
                                                                                  ---------------------
                                                                                  2003             2002
                                                                                  ----             ----

Net sales                                                                         $ 154,851   $ 153,843
Cost of products sold                                                               130,441     132,145
                                                                                  ---------   ---------
   Gross profit                                                                      24,410      21,698
Selling, general and administrative expenses                                         15,079      14,254
Restructuring and other unusual charges                                                   0         622
                                                                                  ---------   ---------
                       Operating income                                               9,331       6,822
Interest expense                                                                      6,757       6,680
                                                                                  ---------   ---------

     Income before income taxes and cumulative effect of accounting change            2,574         142
Income taxes                                                                            137          67
                                                                                  ---------   ---------
     Income before cumulative effect of accounting change                             2,437          75
Cumulative effect of accounting change                                                    0     (48,799)
                                                                                  ---------   ---------

                       Net income (loss)                                          $   2,437   ($ 48,724)
                                                                                  =========   =========

Amounts per common share:
Basic: Income before cumulative effect of accounting change                       $    0.23   $    0.01
       Cumulative effect of accounting change                                          0.00       (4.68)
       Net income (loss)                                                          $    0.23   ($   4.67)

Diluted: Income before cumulative effect of accounting change                     $    0.22   $    0.01
         Cumulative effect of accounting change                                        0.00       (4.53)
         Net income (loss)                                                        $    0.22   ($   4.52)

Common shares used in the computation
         Basic                                                                       10,434      10,434
         Diluted                                                                     10,852      10,770

Other financial data:
     EBITDA, as defined                                                           $  13,591   $  11,774
                                                                                  =========   =========

Note A--The Company completed the impairment tests required by Statement of Financial Standards No. 142 "Goodwill and Other Intangible Assets" and effective January 1, 2002, recorded a $48.8 million charge reflected as a cumulative effect of a change in accounting principle.

Note B--The effective income tax rate for the first quarter of 2003 is less than the statutory Federal income tax rate due primarily to the recognition of net operating loss carryforwards.

Note C--EBITDA reflects earnings before interest, income taxes, and non-operating income and expense (Operating Income), and excludes depreciation and amortization, non-recurring items and certain corporate-level expenses as defined in the Company's Revolving Credit Agreement. EBITDA is not a measure of performance under generally accepted accounting principles ("GAAP") and should not be considered in isolation or as a substitute for net income, cash flows from operating, investing and financing activities and other income or cash flow data prepared in accordance with GAAP or as a measure of profitability or liquidity. The Company presents EBITDA because management believes that EBITDA could be useful to investors as an indication of the Company's ability to incur and service debt and because EBITDA is a measure used under the Company's revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA as defined herein may not be comparable to other similarly titled measures of other companies. The following table reconciles income (loss) before income taxes to EBITDA, as defined:

                                                                                   Three Months Ended
                                                                                        March 31
                                                                                  ---------------------
                                                                                  2003             2002
                                                                                  ----             ----

Income before income taxes and cumulative effect of
     accounting change                                                            $ 2,574      $   142
Add back:
     Interest expense                                                               6,757        6,680
     Depreciation and amortization                                                  4,202        4,183
     Restructuring and other unusual charges                                            0          622
     Miscellaneous                                                                     58          147
                                                                                  -------      -------
EBITDA, as defined                                                                $13,591      $11,774
                                                                                  =======      =======

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                      CONSOLIDATED CONDENSED BALANCE SHEETS
                    PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES

                                                                                  March 31    December 31
                                                                                    2003         2002
                                                                                 (Unaudited)   (Audited)
                                                                                 -----------   --------
                                                                                     (In Thousands)
ASSETS

Current Assets
   Cash and cash equivalents                                                       $  3,912   $  8,812
   Accounts receivable, net                                                         107,833    101,477
   Inventories                                                                      153,380    151,645
   Other current assets                                                              10,321     10,307
                                                                                   --------   --------

                                      Total Current Assets                          275,446    272,241


Property, Plant and Equipment                                                       232,303    227,426
                       Less accumulated depreciation                                119,287    114,302
                                                                                   --------   --------
                                      Total Property Plant and Equipment            113,016    113,124

Other Assets
    Goodwill                                                                         81,689     81,464
    Net assets held for sale                                                         12,474     19,205
    Other                                                                            55,188     52,083
                                                                                   --------   --------
                                      Total Other Assets                            149,351    152,752
                                                                                   --------   --------
                                      Total Assets                                 $537,813   $538,117
                                                                                   ========   ========


LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
   Trade accounts payable                                                          $ 69,916   $ 74,868
   Accrued expenses                                                                  58,426     48,907
   Current portion of long-term liabilities                                           2,822      3,056
                                                                                   --------   --------
                                      Total Current Liabilities                     131,164    126,831

Long-Term Liabilities, less current portion
  9.25% Senior Subordinated Notes due 2007                                          199,930    199,930
  Revolving credit maturing on June 30,2004                                         106,500    114,000
  Other long-term debt                                                                9,954      9,886

   Other postretirement benefits                                                     23,713     23,829
   Other                                                                              3,210      3,483
                                                                                   --------   --------
                                      Total Long-Term Liabilities                   343,307    351,128

Shareholders' Equity                                                                 63,342     60,158
                                                                                   --------   --------
                                      Total Liabilities and Shareholders' Equity   $537,813   $538,117
                                                                                   ========   ========

